Exhibit 10.1

Stock Purchase Agreement

Dated as of August 2, 2012

By and Among

James Edward Lynch, JR.

And

Dallas James Steinberger

And

Anthony Pizzacalla

And

Secure Window Blinds, Inc.

Table of Contents

Section 1. Construction and Interpretation	3
1.1. Principles of Construction.	3
Section 2. The Transaction	4
2.1. Purchase Price:	4
2.2. Transfer of Shares and Terms of Payment:	4
2.3. Closing.	4
Section 3. Representations and Warranties	4
3.1. Representations and Warranties of the Seller:	4
3.2. Covenants of the Seller and the Company	6
Section 4. Miscellaneous	8
4.1. Expenses.	8
4.2. Governing Law.	8
4.3. Resignation of Old and Appointment of New Board of Directors and Officers.	9
4.4. Disclosure.	9
4.5. Notices.	9
4.6. Parties in Interest.	10
4.7. Entire Agreement.	10
4.8. Amendments.	10
4.9. Severability.	10
4.10. Counterparts.	10

Stock Purchase Agreement

This stock purchase agreement (“Agreement”), dated as of August 2, 2012, is entered into by and among Secure Window Blinds, Inc. (“Secure Window” or the “Company”) and Anthony Pizzacalla (“Seller”), and the purchasers listed on Schedule A hereto (each a “Purchaser”, collectively as “Purchasers” and together with the Company and the Seller, the “Parties”).

W i t n e s s e t h:

Whereas, the Seller, is a shareholder of Secure Window, a corporation organized and existing under the laws of the State of Nevada, who own and/or control in the aggregate 10,000,000 shares of the Company, which represents 94% of the issued and outstanding common shares of the Company; and

Whereas, the Purchasers desire to acquire all of Seller’s shares of the Company.

Now, Therefore, in consideration of the premises and of the covenants, representations, warranties and agreements herein contained, the Parties have reached the following agreement with respect to the sale by the Seller of such common stock of the Company to the Purchasers:

Section 1. Construction and Interpretation

1.1. Principles of Construction.

(a) All references to Articles, Sections, subsections and Appendixes are to Articles, Sections, subsections and Appendixes in or to this Agreement unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” is not limiting and means “including without limitations.”

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) The Table of Contents hereto and the Section headings herein are for convenience only and shall not affect the construction hereof.

(d) This Agreement is the result of negotiations among and has been reviewed by each Party’s counsel.  Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

(e) Wherever in this Agreement the intent so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

Section 2.  The Transaction

2.1. Purchase Price.

The Seller hereby agrees to sell to the Purchasers, and each Purchaser, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agrees to purchase from the Seller 5,000,000 common shares of the capital stock of Secure Window (the “Acquired Shares”) for a total purchase price of $10,000 (the “Purchase Price”), according to the terms of this Agreement.  The Purchasers will collectively purchase an aggregate of 10,000,000 common shares of the capital stock of Secure Window.

2.2. Transfer of Shares.

Transfer of the Acquired Shares by the Seller to the Purchasers shall take place in the following manner:

i)
The Acquired Shares, in negotiable form duly endorsed in blank or with duly executed stock transfer powers attached thereto, will be transferred to Gottbetter & Partners, LLP, as escrow agent (the “Escrow Agent”), prior to the Initial Closing Date, as that term is defined in those certain stock purchase agreements (the “SPAs”) of even date herewith by and between the sellers and buyers listed therein relating to the sale of certain free trading shares of the Company.    The Purchasers hereby acknowledge receipt by the Escrow Agent of the Acquired Shares in fully transferrable negotiable form,  and acknowledge that the Seller has fully and finally  satisfied  this term of this Agreement;

ii)
Simultaneously with the Final Closing, as that term is defined in the SPAs, the Escrow Agent will release and deliver the certificate for the Acquired Shares duly endorsed for transfer or with executed stock powers medallion guaranteed to the Purchasers.

2.3. Closing.

The Final Closing shall take place on or before 5:00 P.M. EST on August 2, 2012 (the “Closing Date”).

Section 3.  Representations and Warranties

3.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

3.1.1           The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has all corporate power necessary to engage in all transactions in which it has been involved, as well as any general business transactions in the future that may be desired by its directors.

3.1.2           The Company is in good standing with the Secretary of State of Nevada.

3.1.3           Prior to or at Closing, all of the Company’s outstanding debts and obligations shall be paid off (at no expense or liability to the Purchasers),   save and except for the debts in the form of accounts incurred in the regular course of business,  including accounts of the transfer agent of the Company,   Signature Stock Transfer.    The total of all such accounts and debts shall not exceed $1,000. The Company has provided evidence of such payoff to the Purchasers’ reasonable satisfaction, and the Purchasers acknowledge that the Seller has complied with this term.

3.1.4           The Company will have no liabilities at the Closing Date, save and except for the debts set out in item 3.1.3 above.

3.1.5           The Company is not subject to any known pending or threatened litigation, claims or lawsuits from any party, and there are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

3.1.6           The Company is not a party to any contract, lease or agreement which would subject it to any performance or business obligations after the Closing.

3.1.7           The Company does not own any real estate or any interests in real estate.

3.1.8           The Seller either are or on the Closing Date will be, the lawful owner of record of the Acquired Shares, and the Seller presently has, and will have at the Closing Date, the power to transfer and deliver the Acquired Shares to the Purchasers in accordance with the terms of this Agreement.  The delivery to the Purchasers of certificates evidencing the transfer of the Acquired Shares pursuant to the provisions of this Agreement will transfer to the Purchasers good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

3.1.9           There are no authorized shares of the Company other than 75,000,000 common shares, and there are no issued and outstanding shares of the Company other than 10,620,000 common shares.

3.1.10           There are no outstanding subscriptions, options, warrants, convertible securities or rights or commitments of any nature in regard to the Company’s authorized but unissued common stock or any agreements restricting the transfer of outstanding or authorized but unissued common stock. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

3.1.11 There are no outstanding judgments, liens or any other security interests filed against the Company.

3.1.12           The Company has no subsidiaries.

3.1.13           The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants; and the Company has no employees or other such parties.

The representations and warranties herein by the Company shall be true and correct in all material respects on and as of the Closing Date hereof with the same force and effect as though said representations and warranties had been made on and as of the Closing Date.

The representations and warranties made above shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the twelfth month after the Closing Date.

The Purchasers acknowledge that all representations and warranties are made by and on behalf of the Company only and that the Seller shall have no liability or responsibility for any such representation or warranty.

3.1 (B) Representations and warranties of the Seller

3.1(B).1    The Seller has finally and irrevocably forgiven the shareholder loans he made to the Company.   The Company is not now, and will not be at the time of Closing, indebted to the Seller.

3.2. Covenants of the Company.

From the date of this Agreement and until the Closing Date, the Company covenants the following:

3.2.1           The Company will not enter into any contract or business transaction, merger or business combination, or incur any further debts or obligations without the express written consent of the Purchasers.

3.2.2           The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further shares or create any other class of shares in the Company without the express written consent of the Purchasers.

3.2.3           The Company will not issue any stock options, warrants or other rights or interests in or to its shares without the express written consent of the Purchasers.

3.2.4           The Seller will not encumber or mortgage any right or interest in their shares of the common stock being sold to the Purchasers hereunder, and also they will not transfer any rights to such shares of the common stock to any third party whatsoever.

3.2.5           The Company will not declare any dividend in cash or stock, or any other benefit.

3.2.6           The Company will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

3.2.7           At Closing, the Company and submit to the Purchasers resignations of current officers and directors.  The Purchasers acknowledge receipt of such resignations and acknowledge that this term has been fully and finally satisfied.

3.3           Representations and Warranties of the Purchasers. The Purchasers hereby make the following representations and warranties to the Seller:

3.3.1           The Purchasers have the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder.  The execution, delivery and performance of this Agreement by such Purchasers and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of such Purchasers is required.  This Agreement has been duly authorized, executed and delivered by such Purchasers and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchasers enforceable against such Purchasers in accordance with the terms thereof.
3.3.2           The Purchasers are, and will be at the time of the execution of this Agreement, an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the “1933 Act”), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchasers to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Purchasers have the authority and is duly and legally qualified to purchase and own shares of the Company.  The Purchasers are able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding the Purchasers is accurate.

3.3.3           On the Closing Date, such Purchasers will purchase the Acquired Shares pursuant to the terms of this Agreement for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

3.3.4           The Purchasers understand and agree that the Acquired Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Purchasers contained herein), and that such Acquired Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  In any event, and subject to compliance with applicable securities laws, the Purchasers may enter into lawful hedging transactions in the course of hedging the position they assume and the Purchasers may also enter into lawful short positions or other derivative transactions relating to the Acquired Shares, or interests in the Acquired Shares, and deliver the Acquired Shares, or interests in the Acquired Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Acquired Shares, or interests in the Acquired Shares, to third parties who in turn may dispose of these Acquired Shares.

3.3.5           The Acquired Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

3.3.6           The offer to sell the Acquired Shares was directly communicated to such Purchasers by the Company.  At no time was such Purchasers presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

3.3.7           Such Purchasers represent that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Purchasers otherwise notify the Company prior to the Closing Date shall be true and correct as of the Closing Date.

3.3.8           The foregoing representations and warranties shall survive the Closing Date and for a period of one year thereafter.

Section 4.  Miscellaneous

4.1. Expenses.

Each of the Parties shall bear his own expenses in connection with the transactions contemplated by this Agreement.

4.2. Governing Law.

The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Nevada applicable to agreements executed and to be wholly performed solely within such state.

4.3. Resignation of Old and Appointment of New Board of Directors and Officers.

The Purchasers agree to cause the Seller to be removed as Director and Officer of the Company within five (5) days of the completion of the sale transaction contemplated herein.

The Company shall take such corporate action(s) required by Secure Window's Articles of Incorporation and/or Bylaws to (a) appoint the below named persons to their respective positions, to be effective on the eleventh day following the Closing Date, and (b) obtain and submit to the Purchasers, together with all required corporate action(s) the resignation of the current board of directors, and any and all corporate officers and check signers as of the Closing Date.    The Seller is not required to undertake, or pay for, these steps and has no responsibility or liability in this regard.  The Seller’s obligation in this regard shall be limited to resigning for the Board of the Company within five (5) days of the Closing.

Name	Position
James Edward Lynch, JR.
Dallas James Steinberger

4.4. Disclosure.

The Seller and the Company agree that they will not make any public comments, statements, or communications with respect to, or otherwise disclose the execution of this Agreement or the terms and conditions of the transactions contemplated by this Agreement without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld.

4.5. Notices.

Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

If to Seller, to:

Anthony Pizzacalla
____________
____________
____________

If to the Company:

Secure Window Blinds, Inc.
____________
____________
____________

If to the Purchasers, to:

____________
____________
____________

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

4.6. Parties in Interest.

This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

4.7. Entire Agreement.

This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.

4.8. Amendments.

This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

4.9. Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

4.10           Release

The Company and the Purchasers agree that, in exchange for valuable consideration, the receipt and sufficiency of which is acknowledged, upon the completion of the transaction of the Acquired Shares contemplated herein, and no later August 10, 2012, the Seller shall be fully and finally released by the Company and the Purchasers from any and all obligations, debts, duties, or liabilities which have arisen, or may have arisen, or may arise, as a result of (a) this Agreement; (b) his acquisition, ownership and transfer of the Acquired Shares; (c) the transfer, form, and efficacy of the Acquired Shares; (d) his position as a shareholder, director, and officer of the Company; (e) the carrying out of, or failure to carry out, any act or duty as a director and officer of the Company (f) any  and all acts,  omissions, or steps he has taken for, or on behalf of the Company.  The transfer of the Acquired Shares shall serve as the confirmation by the Purchasers and Company of such release.  The Company provides the Seller with a full indemnity regarding any claims, or liabilities which may arise as a result of the released matters set out in this section.

4.11. Counterparts.

This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier, PDF or facsimile transmission, any one of which shall constitute an original of this Agreement.  When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.  The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

[-signature page follows-]

    In Witness Whereof, each of the Parties hereto has caused its/his name to be hereunto subscribed as of the day and year first above written.

Company:

Secure Window Blinds, Inc.

By: ____________________
Name:           Anthony Pizzacalla
Title: President

Seller:

By: ____________________
Name: Anthony Pizzacalla

Purchaser:

By: ____________________
Name: James Edward Lynch, JR.

By: ____________________
Name: Dallas James Steinberger